Exhibit 10.87

Memorandum on the Patent Litigation Committee

Effective Date: October 10, 2013

GILEAD SCIENCES, INC. ("Gilead") and JAPAN TOBACCO INC. ("JT") hereby agree as follows
1. Background.
Gilead and JT entered into a License Agreement dated March 22, 2005 as amended (“EVG Agreement”). Capitalized terms not defined herein shall have the meaning defined in the EVG Agreement.
2. Effective Period.
This memorandum is effective and prevails over the EVG Agreement for [*] from the above Effective Date (“PLC Term”). Unless otherwise agreed by the parties in writing, only the EVG Agreement will apply to all matters provided hereunder after expiration of the PLC Term.
3. Committee.
JT and Gilead hereby establish a Patent Litigation Committee (“PLC”) composed of up to 4 representatives appointed by each Party. The initial representatives are listed on the attached Exhibit A. Representatives must be employees of the Party or the Party’s wholly-owned subsidiary. Additional attendees could include other relevant staff members and outside legal advisors and experts, as invited by a Party with the consent of the other Party (not to be unreasonably withheld, delayed or conditioned). The PLC will be a separate, stand-alone committee and not a subcommittee of the IP Subcommittee under the EVG Agreement.
4. Jurisdiction.
The PLC will have jurisdiction over (i) any contested disputes relating to enforcement (and related settlement negotiations) of the JT Patents [*] in court (“Enforcement”) or (ii) administrative proceedings (and related settlement negotiations) [*] challenging the scope or validity of any JT Patent [*] (“Proceedings”). If actions occur [*].
5. Charter.
The PLC will have control and responsibility for handling Enforcement and Proceedings, including [*] of the PLC.
6. Governance.
The Parties acknowledge that the Enforcement and Proceedings may require expedited decisions and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

agree to cooperate and use good faith efforts to instruct outside counsel in a timely fashion. Each Party will have [*].
7. Litigation Counsel.
[*]
8. Litigation Costs.
[*]
9. Miscellaneous.
(1) Effect. Except as expressly amended by this memorandum, the EVG Agreement remains in full force and effect.
(2) Governing Law. This memorandum shall be governed and construed in accordance with the substantive laws of the State of New York and the federal law of the United States of America without regard to its conflict of law rules that would require the application of the laws of a foreign state or country.
(3) Entire Agreement. This memorandum together with the EVG Agreement, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the PLC and supersedes and terminates all prior agreements and understandings between the Parties pertaining to the PLC. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this memorandum pertaining to the PLC. No subsequent alteration, amendment, change or addition to this memorandum shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
(4) Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this memorandum.
(5) Counterparts. This memorandum may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

AGREED AND ACCEPTED

Gilead Sciences Inc.    Japan Tobacco Inc.

By_/s/ John F. Milligan______________    By_/s/ Muneaki Fujimoto_____________
Name: John F. Milligan, PhD      Name: Muneaki Fujimoto

Title: President & Chief Operating Officer     Title: President, Pharmaceutical Business

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Exhibit A
Initial Members of Patent Litigation Committee

JT Representative	Title
[*]	[*]
[*]	[*]
[*]	[*]

Gilead Representative	Title
[*]	[*]
[*]	[*]
[*]	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
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